UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Heritage Oaks Bancorp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

545 12th Street, Paso Robles, California 93446

To Be Held June 27, 2012

7:00 P.M. Local Time

TO THE SHAREHOLDERS OF HERITAGE OAKS BANCORP:

NOTICE IS HEREBY GIVEN, pursuant to its Bylaws, the 2012 annual meeting of shareholders of Heritage Oaks Bancorp, a California corporation (the “Company”) will be held at the Company’s offices at  545 12th Street, Paso Robles, California on Wednesday, June 27, 2012 at 7:00 p.m. local time (the “Meeting”).

The principal items of business to be transacted at the Meeting are as follows:

1.                                      Election of Directors. To elect twelve (12) persons to the Board of Directors of the Company to serve until the 2013 annual meeting of shareholders and until their successors are elected and have qualified.

2.                                      Non-Binding Vote on approval of Executive Compensation. To adopt a non-binding resolution approving the executive compensation disclosed in the attached Proxy Statement.

3.                                      Ratification of Independent Accountants. To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2012.

4.                                      Amendment to 2005 Equity Compensation Plan. To adopt a resolution amending the 2005 Equity Compensation Plan to re-allocate the number of shares available for Incentive Stock Option grants under the Plan from 390,760 to 2,013,485.

5.                                      Other Business. To consider such other business as may properly come before the  Meeting and any adjournment or postponement thereof.

Only those shareholders of record at the close of business on April 28, 2012 will be entitled to vote, and to receive notice of, and attend the Meeting.

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE.  WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.  IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.  IF YOU DO NOT ATTEND THE MEETING, YOU MAY REVOKE THE PROXY PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE CORPORATE SECRETARY IN WRITING TO THAT EFFECT OR BY FILING A LATER DATED PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 27, 2012:

•                  THE PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS, PROXY CARD, AND 2011 ANNUAL REPORT ARE AVAILABLE AT WWW.HERITAGEOAKSBANCORP.COM.

IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

Dated: May 20, 2012	By order of the Board of Directors

William R. Raver
Secretary

Mailed to shareholders

On or about May 20, 2012

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

This Proxy Statement is being furnished to the shareholders of Heritage Oaks Bancorp, a California corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of shareholders to be held at the Company’s offices at 545 12th Street, Paso Robles, California on Wednesday, June 27, 2012 at 7:00 p.m. local time (the “Meeting”). Only shareholders of record on April 28, 2012 (the “Record Date”) will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had 25,179,391 shares of its no par value common stock (the “Common Stock”),which were outstanding and had voting rights.

The principal items of business to be transacted at the meeting are as follows:

1.                                      Election of Directors. To elect twelve (12) persons to the Board of Directors of the Company to serve until the 2013 annual meeting of shareholders and until their successors are elected and have qualified.

2.                                      Non-Binding Vote on approval of Executive Compensation. To adopt a non-binding resolution approving the executive compensation disclosed in this Proxy Statement.

3.                                      Ratification of Independent Accountants. To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2012.

4.                                      Amendment to 2005 Equity Compensation Plan. To adopt a resolution amending the 2005 Equity Compensation Plan to re-allocate the number of shares available for Incentive Stock Option grants under the Plan from 390,760 to 2,013,485.

5.                                      Other Business. To consider such other business as may properly come before the Meeting and any adjournment or postponement thereof.

Shareholders are entitled to one vote for each share held, except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected. Each shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder’s intention to cumulate his or her votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Prior to voting, an opportunity will be given for shareholders or their proxies at the Meeting to announce their intention to cumulate their votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke that proxy prior to its exercise. The proxy may be revoked prior to the Meeting by delivering to the Secretary of the Company either a written instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy may also be revoked by the shareholder by attending and voting at the Meeting.

Votes cast by proxy or in person at the Meeting will be counted by the inspectors of election for the Meeting. The Inspectors will treat abstentions and “broker non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and “broker non-votes” will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

Unless otherwise instructed, each valid proxy returned which is not revoked, will be voted “in the election of directors “FOR” the nominees of the Board of Directors, “FOR” the adoption of a shareholder resolution approving the executive compensation discussed in this proxy statement, “FOR” the ratification of independent accountants, “FOR” the amendment to the 2005 Equity Compensation Plan and, at the proxy holders’ discretion, on such other matters, if any, which may properly come before the Meeting.

The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company and its subsidiary, Heritage Oaks Bank (the “Bank”), may (without additional compensation) solicit proxies by telephone, email or personal interview, the costs of which will be borne by the Company.  In addition to the foregoing, the Company may use a proxy solicitation service for the purpose of soliciting proxies, if it deems it advisable, and will bear all costs associated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of March 31, 2012 no individual known to the Company owned more than five percent (5%) of the outstanding shares of its Common Stock except as described below. The following table reflects the Common Stock outstanding at March 31, 2012, and does not include any Common Stock issuable by the conversion of Series C Preferred stock issued by the Company on March 12, 2010.

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Owner		Class

Patriot Financial Partners, L.P.	3,710,644	(1)	14.75%
Philadelphia, PA

Wellington Management Co. LLC	2,483,118		9.87%
Boston, MA

Sandler O’Neill Asset Management LLC	2,157,200		8.57%
New York

Castle Creek Capital LL/C	2,483,100		9.87%
Rancho Santa Fe, CA

Manulife Asset Management	1,715,145		6.82%
Delaware

Banc Funds LLC	1,541,131		6.12%
Chicago IL

(1)                 Patriot Financial Partners, GP, L.P. (“Patriot GP”) is a general partner of each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Funds”) and Patriot Financial Partners, GP, LLC (“Patriot LLC”) is a general partner of Patriot GP.  In addition, each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch are general partners of the Funds and Patriot GP and members of Patriot LLC.  Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch. Includes shares of Common Stock subject to stock options exercisable within 60 days of record and restricted stock, if any.

Security Ownership of Management

The following table sets forth, as of March 31, 2012, information about the ownership of the Company’s directors/nominees and named executive officers(1) as a group. All of the shares of the Common Stock shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Company has only one class of voting shares outstanding, which is the Common Stock. The Company also has two classes of preferred stock outstanding; Series A  Fixed Rate Cumulative Perpetual Preferred Stock, which is non-voting and owned solely by the United States Treasury Department, and Series C Convertible Perpetual Preferred Stock. The following table reflects only the Common Stock outstanding at March 31, 2012.

Name and City of Beneficial Owner (1) - (4)	Relationship with Company	Amount and Nature of Beneficial		Percent of class

Michael J. Morris	Chairman	280,789	(5)	1.12%
Donald Campbell	Vice-Chairman	36,163		0.14%
Michael J. Behrman	Director	87,899		0.35%
Kenneth Dewar	Director	31,418		0.12%
Mark C. Fugate	Director	117,319		0.47%
Dee Lacey	Director	104,846		0.42%
James J. Lynch	Director	3,710,644	(6)	14.75%
Daniel J. O’Hare	Director	77,503	(7)	0.31%
Michael E. Pfau	Director	60,303		0.24%
Alexander F. Simas	Director	52,297		0.21%
Lawrence P. Ward	Director and Former President/Chief Executive Officer of the Company and Bank	198,187		0.79%
Simone F. Lagomarsino	President/Chief Executive Officer of the Company and Bank	262,268	(5)	1.04%
Thomas J. Tolda	Executive Vice President/Chief Financial Officer	15,085		0.06%
Joanne E. Funari	Market Area President for Santa Barbara and Ventura Counties	38,660		0.15%
Ronald Oliveira	Former Executive Vice President of the Company/President of Bank and Chief Operating Officer	12,677		0.05%
All directors, nominees, and named executive officer of the Company as a group of 15 persons		5,086,058

(1)                                 As used in this Proxy Statement, the term “Named Executive Officer” means the 1) President/Chief Executive Officer of the Company and Bank,(“CEO”); 2) Former President/Chief Executive Officer of the Company and Chief Executive Officer of the Bank; 3) Executive Vice President and Chief Financial Officer;4) Market Area President for Santa Barbara and Ventura Counties; and 5) former Executive Vice President of the Company, President of the Bank and Chief Operating Officer. The Chairman of the Board, the Vice Chairman of the Board, and the Company’s other officers are not treated as “named executive officers” of the Company.

(2)                                 The address for all persons listed is c/o Heritage Oaks Bancorp, 1222 Vine Street, Paso Robles, California, 93446.

(3)                                 Except as otherwise indicated in these notes, and subject to applicable community property laws and shared voting and investment arrangements, includes shares held by each person’s spouse (except where legally separated) and minor children; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse); or shares held in an Individual Retirement Account as to which such person has pass-through voting rights and investment power.

(4)                                 Includes shares of Common Stock subject to stock options exercisable within 60 days of record date and restricted stock.

(5)                                 Includes 188,370 shares held as Trustee of Heritage Oaks Bancorp Employee Stock Ownership Plan (ESOP). Mr. Morris and Mr. Ward were co-trustees of the ESOP until December 2011. In January 2012, the trustees of the ESOP were changed to Mr. Morris and Ms. Lagomarsino, co-trustees of the ESOP and under applicable rules the entire number of shares owned by such Plan is attributed to each of the trustees and the effect of the attribution rules results in the number of shares being double counted.

(6)                                 Patriot Financial Partners, GP, L.P. (“Patriot GP”) is the sole general partner of each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Funds”). Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP. Patriot Financial Partners GP, LLC (“Patriot LLC”) is the general partner of Patriot GP. Accordingly, securities owned or deemed to be owned by Patriot GP may be regarded as being beneficially owned by Patriot LLC. Mr. Lynch is a general partner of the Funds and Patriot GP and a member of Patriot LLC. Mr. Lynch disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that he is a beneficial owner of such securities for the purposes of Section 16.

(7)                                 Includes shares held as a trustee of Glenn, Burdette, Phillips and Bryson Tax and Business Services, Inc. 401K and shares held in his own 401K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of any registered class of the Company’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company.  Executive officers, directors, and greater than 10% shareholders are required by regulation to furnish the Company with copies of Forms 3, 4 and 5 (and amendments thereto) filed by such person. Based solely on review of reports furnished to the Company or otherwise in its files, all the Company’s officers, directors and 10%  shareholders complied with all applicable Section 16(a) filing requirements during 2011, with the exception of one late Form 4 for Mr. Simas covering one transaction for the purchase of  2,728 shares of common stock, which was filed on August 29, 2011 and one late Form 4 for Mr. Fugate covering one transaction for the purchase of 1,000 shares of common stock, which was filed on December 20, 2011.

CORPORATE GOVERNANCE

The Company has a strong commitment to good corporate governance and to the highest standards of ethical conduct.

Corporate Governance Guidelines

The Board of Directors’ Corporate Governance Guidelines (the “Guidelines”), which includes guidelines for determining director independence and the procedure for reporting concerns to independent directors, are published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com. The Board of Directors (the “Board”) regularly reviews corporate governance developments and modifies these Guidelines and committee charters as warranted.  Any modifications are reflected on the website.

Board of Directors

The Company is governed by the Board and various committees of the Board that meet throughout the year.  Directors engage in their responsibilities throughout the year at Board and committee meetings, through telephone contact and discussions with the Company’s President/Chief Executive Officer and other officers, and by reviewing materials provided to them.

Director Independence

It is the Board’s objective that at least a majority of the Board should consist of independent directors.  For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Company or the Bank and is otherwise an “independent director” within the meaning of the NASDAQ rules.   The following ten (10) directors (constituting 90% of the entire Board) satisfy the Corporate Governance Guidelines’ requirements for independence: Morris, Campbell, Behrman, Dewar, Fugate, Lacey, Lynch, O’Hare, Pfau and Simas. All members of the Audit, the Compensation and Organization, and the Nominating and Governance Committees must be independent directors. Members of the Audit Committee must also satisfy a Securities and Exchange Commission requirement which provides that they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their director’s compensation.  All members of the Audit, Compensation and Organization, and Nominating and Governance committees satisfy the relevant independence requirements.

Board Leadership and Board Role in Risk Oversight

The Company positions of Board Chairman and President/Chief Executive Officer are filled by different persons.  Mr. Morris, an independent director, serves as Chairman, while Ms. Lagomarsino serves as President/Chief Executive Officer.  The Board believes that separating the roles of Chairman and President/Chief Executive Officer is preferable and in the best interests of shareholders because it gives our independent directors a significant role in board direction and agenda setting and enhances the Board’s ability to fulfill its oversight responsibilities, including oversight of senior management.  Separating the positions also provides an independent viewpoint and focus at Board meetings, and improves communication between management and the Board by giving our President/Chief Executive Officer a single initial source for Board-level communication and input on significant matters. In addition to the Board Chairman, additional Board leadership is provided through the respective chairpersons of the Board’s standing committees.

Risk Oversight

The Board plays an active role in risk oversight of the Company and its operations through regular Board meetings and through the various committees of the Board.  A primary way in which the Board is involved in risk oversight is through the review and adoption of various policies under which the Company and its subsidiary Bank operate.  All policies are designed pursuant to regulatory guidelines and seek to maintain the prudent operation of the Company’s business.  The Board strives to oversee risk management for the Company through its actions at Board and committee meetings, with the goal of maintaining prudent business operations.

Certain Board committees deal with specific aspects of the Company’s business, such as the Directors’ Loan Committee, which handles lending related matters, or the ALCO Committee, which addresses balance sheet management.  These specific committees address risk by reviewing and maintaining appropriate policies, and also by ensuring that management is adhering to those policies in its day-to-day operations.  The Company also maintains a Joint Bank & Bancorp Regulatory Compliance and Risk Evaluation Committee whose members include the chairpersons of the other committees as well as the Chairman of the Board. This committee seeks to address and manage many areas of risk facing the Company in a comprehensive way.  Areas of risk this committee addresses and attempts to integrate include, but are not limited to, regulatory compliance, internal control processes, financial reporting, credit, interest rate, liquidity, reputational, compliance, regulatory, operations, and technology risks.

Meetings and Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve and each annual shareholders’ meeting. In 2011, all twelve (12) members of the Board, who were members at the time of the meeting, attended The Company’s annual shareholders meeting.

During 2011, the Company’s Board held fourteen (14) meetings, and each director attended at least eighty-five percent (85%) of all meetings of the Company’s Board and of meetings of the Company committees on which they served.

Meetings of Independent Directors

NASDAQ Marketplace Rule 4350(c)(2) requires that the independent directors have regularly scheduled meetings without any management directors present.  In 2011, the independent directors met eight (8) times.

Communication with the Board of Directors

The ability of shareholders to communicate directly with the Board is an important feature of corporate governance and assists in the transparency of the Board’s operations.  In furtherance of this interest, the Board has included in the Guidelines a process by which a shareholder may communicate directly in writing to the Board.  The process described in the Guidelines was approved by a majority of the independent directors on the Board.  Please refer to Section IV of the Guidelines for further information. As stated previously, the Guidelines may be found in the Corporate Governance section of the Company’s website: www.heritageoaksbancorp.com.

Director Nomination Process

The Nominating and Governance Committee is responsible for recommending, for the Board’s selection, the slate of director nominees for election to the Company’s Board, and for filling vacancies occurring between annual meetings of shareholders.  Additional detail concerning the Nominating and Governance Committee is contained in the discussion “Committees of the Board of Directors - Nominating and Governance” below.

This committee will consider shareholder recommendations for candidates for the Board.  Recommendations can be made in accordance with Section I.C. of the Guidelines.  A shareholder may make a recommendation to the committee to consider a particular individual(s) for nomination. The recommendation(s) will be evaluated using the criteria set forth in the Guidelines. Directors serve until the next annual shareholder meeting. Shareholders are advised that submission of a recommendation is not a formal nomination to be a member of our Board.  A person of age seventy (70) or older at the time of the election shall not stand for election or re-election, except those directors who have served on the Board of the Company prior to 2000 who have been “grandfathered” to be eligible for nomination until the age of seventy-five (75). The Board may fill vacancies in existing or new director positions with such directors serving only until the next election of directors.  The committee’s non-exclusive list of criteria for Board members is set forth in Section I.A. of the Guidelines with an aim to provide the Company with a Board of diverse backgrounds and experiences to best serve the business needs of the Company. The Committee is guided by the principle that each director candidate should be chosen without regard to gender, race, religion, age, sexual orientation or national origin. The Committee seeks to have a balanced, engaged and collegial Board whose members possess the skills and background necessary to ensure that shareholder value is maximized in a manner consistent with all legal requirements and the highest ethical standards. The committee screens all potential candidates in the same manner regardless of the source of recommendation.  At present, the Nominating and Governance Committee does not engage a third party to identify and evaluate potential director candidates.  All of the nominees approved by the Nominating and Governance Committee for election at the 2012 Meeting were recommended by management and the Board.

Code of Conduct

The Company expects all of the directors, officers (including our President/Chief Executive Officer and Chief Financial Officer) and employees of the Company and the Bank to adhere to the highest standards of ethics and business conduct with each other, customers, shareholders and the communities they serve and to comply with all applicable laws, rules and regulations that govern our business. These principles have long been embodied in the Bank’s various policies relating to director, officer and employee conduct including such subjects as employment policies, conflicts of interest, professional conduct, and protection of confidential information. The Company’s Board has adopted a comprehensive Code of Conduct reflecting these policies that complies with the Securities and Exchange Commission’s definition of a “Code of Ethics”.  This Code of Conduct is published on the Corporate Governance section of our website at www.heritageoaksbancorp.com.  Any change to or waiver of the Code of Conduct (other than technical, administrative and other non-substantive changes) will be posted on the Company’s website or reported on a Form 8-K filed with the Securities and Exchange Commission.  While the Board may consider a request for a waiver for an executive officer or director, the Board does not expect to grant such waivers.

Code of Ethics

The Company’s Code of Ethics for Financial Professionals applies to the President/Chief Executive Officer, Chief Financial Officer and all professionals serving in a finance, accounting, tax or investor relations role. The Company expects all of its employees to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules and regulations, to deter wrong doing and abide by the Company’s Code of Conduct and other policies and procedures adopted by the Company that govern the conduct of its employees. This Code of Ethics is intended to supplement the Company’s Code of Conduct. This Code of Ethics is published on the Corporate Governance section of our website at www.heritageoaksbancorp.com.  Any change to the Code of Ethics (other than technical, administrative and other non-substantive changes) will be posted on the Company’s website or reported on a Form 8-K filed with the Securities and Exchange Commission.

Committees of the Board of Directors

The Company has the following committees: Audit, Executive, Nominating and Corporate Governance, Compensation and Organization and Joint Bank & Bancorp Regulatory Compliance and Risk Evaluation.  The following describes, for each of these five (5) committees, its current membership, the number of meetings held during 2011, and its function.

Audit Committee

The Board has an Audit Committee comprised of Directors Campbell (Chairman), Dewar, Fugate, Lacey, O’Hare and Simas. In September 2011, committee membership reorganized to include Directors O’Hare (Chairman), Campbell, Dewar, Fugate, Lacey and Simas. This committee met ten (10) times in 2011.

The Board has determined that each member of the Audit Committee qualifies as independent under the NASDAQ Marketplace Rules, as well as under Rule 10A-3 promulgated under the Exchange Act.

The Audit Committee conducts its business pursuant to a written charter adopted by the Board. A current copy of the charter of the Audit Committee is posted on Company’s website at www.heritageoaksbancorp.com on the investor relations page under Governance Documents, “Audit Committee Charter.” At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval as necessary.

The Audit Committee is responsible for appointing, compensating, and overseeing the independent registered public accounting firm employed by the Company for the purpose of preparing and issuing an audit report or other audit, review, or attestation services. The Audit Committee evaluates the independence of the independent registered public accounting firm on an ongoing basis. The Audit Committee also approves audit reports and plans, accounting policies, and audit outsource arrangements, including audit scope, internal audit reports, audit fees, and certain other expenses. The Audit Committee is responsible for developing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal auditing controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

A copy of the Audit Committee’s Report for the year-ended December 31, 2011 is attached to the Proxy Statement as Appendix “A.”

Executive Committee.

The Board has an Executive Committee comprised of Directors Morris (Chairman), Campbell, Fugate, and Ward.  In September 2011, committee membership reorganized to include Directors Morris (Chairman), O’Hare, Lagomarsino, Pfau and Simas.

This Committee met one (1) time in 2011. This committee is empowered to meet and make any and all decisions on behalf of the entire Board of the Company between Board meetings, except with respect to:

•                  The approval of any action for which the California General Corporation Law (the Law) requires shareholder approval or approval of the outstanding shares (as such terms are defined in the Law).

•                  The filling of any vacancies on the Board or any committee, including the Executive Committee.

•                  The amendment or repeal of by-laws or the adoption of new by-laws.

•                  The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

•                  A dividend or other distribution (as such term is defined in the Law), to our shareholders except at a rate, in a periodic amount or within a price range set forth in the Articles (as such term is defined in the Law) or determined by the Board.

•                  The appointment of other committees or the members thereof.

Nominating and Corporate Governance Committee.

The Board has a Nominating and Corporate Governance Committee comprised of Directors Fugate (Chairman), Lacey, Miller and Morris. In September 2011, committee membership reorganized to include Directors Lacey (Chairwoman), Fugate, Lynch and Morris. This committee met one (1) time in 2011.

Our Board has adopted a Nominating and Governance Committee charter, a copy of which is published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com .

The committee:

•              Develops, recommends, and reviews annually the Board of Directors’ Corporate Governance Guidelines to comply with state and federal laws and regulations and with NASDAQ Listing Standards;

•              Leads the search for qualified directors, reviews qualifications of individuals suggested by shareholders and directors as potential candidates, and identifies nominees who are best qualified. The criteria for selecting nominees for election as directors of the Company shall include, but not be limited to, experience, accomplishments, education, skills, and the highest personal and professional integrity;

•              Recommends to the Board the nominees to be proposed by the Company for election as directors of the Company at the annual meeting of shareholders, or to fill vacancies on the Board;

•              Reviews the Board’s committee structure and recommends to the Board for its approval directors to serve as members of each committee. The committee will review committee composition annually and recommends new committee members, as necessary;

•              Annually, oversees the process used for self-evaluation of the Board’s effectiveness.

Compensation and Organization Committee.

The Board has a Compensation and Organization Committee comprised of Directors Simas (Chairman), Behrman, Fugate, Lacey, Morris, O’Hare and Pfau. In September 2011, committee membership reorganized to include Directors Simas (Chairman), Behrman, Lacey, O’Hare, Morris and Pfau.  This committee met ten (10) times in 2011.

Our Board has adopted a Compensation and Organization Committee charter, a copy of which is published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com.  For a detailed description of the Compensation and Organization Committee’s processes and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion and Analysis” herein.  In general the committee:

•              Evaluates the Company’s financial performance and relative shareholder return in determining executive and director compensation for both the Company and its subsidiary Bank, taking into consideration such factors as the economic environment and general market conditions;

•              Prepares and submits an annual report on executive compensation for inclusion in the Company’s Proxy Statement, in accordance with applicable rules and regulations;

•              Provides oversight of Company and Bank management’s decisions concerning performance and compensation of other senior executive officers.

•              At least annually, reviews and approves corporate goals and objectives relevant to the President/Chief Executive Officer’s (“CEO”) compensation, evaluates the CEO’s performance in light of those goals and objectives, and sets the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider various measures of the Company’s performance, including relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards made to the CEO in past years. Also, pursuant to NASDAQ listing standards, the CEO does not participate in the deliberation or vote on the CEO’s compensation;

•              Makes recommendations to the Board with respect to the Company’s and its subsidiary Bank’s incentive compensation and equity-based plans;

•              Evaluates succession plans at the senior level;

•              And reviews, on an annual basis, Company and Bank management and non-employee director compensation and benefits and makes recommendations to the Board regarding appropriate compensation.

Compensation Committee Interlocks and Insider Participation.

No member of the Compensation Committee:  (1) was an officer or employee of the Company or Bank during the previous fiscal year; (2) was formerly an officer of the Company or Bank; or (3) had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K.

Joint Regulatory Compliance and Risk Evaluation Committee.

The Board has a Joint Regulatory Compliance and Risk Evaluation Committee comprised of Directors Pfau (Chairman), Campbell, Miller, Morris and O’Hare. In September 2011, committee membership reorganized to include Directors Behrman (Chairman), Fugate, Morris, O’Hare and Pfau. This committee met nineteen (19) times in 2011. In general, this committee:

•                                          Monitors efforts of the management of the Company and Bank, to comply with the Written Agreement with the Federal Reserve Bank of San Francisco and the Consent Order with the Federal Deposit Insurance Corporation and California Department of Financial Institutions, which was recently replaced with a Memorandum of Understanding, and all other directives from governmental authorities that may be applicable to either the Company or the Bank;

•                                          Reviews significant financial and other risk exposures and the steps management has taken to monitor, control and report such exposures, including, without limitation, legal and regulatory compliance, credit, market, liquidity, reputational, operational, fraud, strategic, technology, data-security and business-continuity risks;

•                                          Evaluates risk exposure, tolerance for risk and reviews and makes recommendations to the responsible committees of the Board regarding appropriate transactional limits;

•                                          Reviews and evaluates the Company and Bank policies and practices with respect to risk assessment, risk management and reviews the Company and Bank methods for identifying and managing risks;

•                                          Reviews reports and significant findings of management’s Risk Management Committee and the Bank’s internal auditor with respect to the risk management activities of the Company and Bank, together with management’s responses and follow-up to these reports;

•                                          Reviews significant reports from regulatory agencies relating to risk issues, and management’s responses, except to the extent subject to the jurisdiction of another committee of the Board pursuant to that committee’s charter;

•                                          Reviews the scope of the work of management’s Risk Management Committee and its planned activities with respect to the risk management activities of the Company and Bank;

•                                          Reviews the appointment, performance and replacement of the Company’s Chief Risk Officer;

•                                          Reviews the Company’s and Bank’s technology risk management program; and

•                                          Receives reports from management concerning the Company and Bank technology operations including, among other things, business continuity planning, data security, software development project performance, technical operations performance, technology architecture and significant technology investments and approves related plans or policies and recommends such plans and policies to the Boards for approval, as appropriate.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1. ELECTION OF DIRECTORS OF THE COMPANY

The Board of Directors unanimously recommends a vote FOR the election of these nominees as Directors.

The number of directors authorized for election at the Meeting is twelve (12).  The Nominating and Corporate Governance Committee has nominated the twelve (12) incumbent directors to serve as the Company’s directors. Each director will hold office until the next annual meeting of shareholders.

All proxies will be voted for the election of the twelve (12) nominees listed below recommended by the Board unless authority to vote for the election of any director(s) is withheld. The twelve (12) nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, their proxies may be voted for a substitute nominee to be designated by the Board. The Board has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

Board of Directors

The following discussion sets forth information as of March 31, 2012, concerning its current directors and executive officers. The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date result in a change in control of the Company. The Board has determined that each director listed below, other than Ms. Lagomarsino and Mr. Ward, are “independent” as defined in Rule 4200(a)(15) of the listing standards for the companies quoted on the NASDAQ Stock Market.  There is no family relationship between any of the directors or executive officers. Pursuant to the stock purchase agreement entered into between the Company and the Funds on March 10, 2011, the Funds have the right to nominate one director to the Board.  James J. Lynch is the Funds’  nominee.

Qualifications of Directors

Each of these directors brings a unique perspective and set of qualifications to the Board. Many are natives of the Central Coast and are connected to the local community and the Bank’s market area through their professional pursuits and civic involvement. The Company’s directors have attended many educational programs sponsored by various bankers associations, as well as recurring training sessions with accountants, attorneys and others in order to keep them current and informed on key banking issues and strategies. At no time during the last ten years have any of the following directors been a party to any material legal proceedings pertaining to the Company or the Bank.

Michael J. Morris, 66, joined the Company and the Bank as a director in January of 2001 and currently serves as the Chairman of the Company and the Bank since May 24, 2007. He is an attorney and serves as Chairman of the Board of the law firm of Andre, Morris & Buttery. He has served as a member and chairman of various non-profit boards of directors. He has practiced law in California for over 35 years, during which he has represented a broad array of corporate and municipal clients.  The inclusion of Mr. Morris as a director provides the Board with a unique understanding of a broad range of legal and regulatory matters in its oversight of the Company. Furthermore, his extensive knowledge of local markets and the communities served by the Company gives him unique insights into the Company’s lending challenges and opportunities.

Donald Campbell, 71, joined the Company and Bank as a founding member in 1994 and 1983, respectively, as Vice Chairman of the Board of the Company. He served many years as the owner of a local real estate office and currently owns El Pomar Vineyard Service, which specializes in agricultural appraisals and vineyard management. He has been involved with the Company for over 27 years and holds strong connections in the community. Over the years, Mr. Campbell has attended numerous seminars and workshops were he has obtained several certifications from banking educators. His leadership abilities and long connection to the local community enhance his ability to serve on the Board.

Michael J. Behrman, 53, was a founding director and Chairman of the Board of Business First National Bank from 2001 to 2007. Dr. Behrman joined the Company and Bank as a director, following the Company’s acquisition of Business First National Bank in October 2007. Dr. Behrman is an orthopedic surgeon specializing in hand and upper extremity disorders. He founded Associated Hand Surgeons and has offices in Santa Barbara and Solvang. For over 20 years he has served various positions such as Vice Chairman, Department of Orthopedics, at Santa Barbara’s Cottage Hospital and Chairman, Department of Orthopedics, at St. Francis Medical Center in Santa Barbara. He has an extensive knowledge of and a connection to the medical community along the Central Coast, and the medical community is one the target markets identified by the Company, enhancing his contribution as a director. y.

Kenneth Dewar, 53, joined the Company and the Bank, as director in August of 1998. He has been a business owner for over 25 years. Serving as President of J.B. Dewar, Inc., he has a wealth of knowledge and experience in running a small business and brings that valuable knowledge and experience to the Board. He has worked with several nonprofits and community organizations throughout the Central Coast. His leadership experience, extensive knowledge of the petroleum industry and corporate management enhance his ability to contribute to the Company as a director.

Mark C. Fugate, 50, joined the Company and the Bank as a director in November of 2003, after the acquisition of Hacienda Bank.  Since 1989 he has been in business as a commercial real estate broker, developer and investor, asset manager and farmer, with real property holdings in coastal California, the San Joaquin Valley, and the greater Phoenix area. Mr. Fugate currently serves as real estate broker and co-owner of Charter Brokerage Company. Among his many attributes is his vast knowledge in running a small business and investing in and managing commercial real estate. In addition, he has served and continues to serve on the boards of several nonprofits and community organizations including the Santa Maria Valley Chamber of Commerce. His leadership abilities and long connection to the local community enhance his ability to serve on the Board.

Dee Lacey, 69, has served as a director of the Company and of the Bank since January 23, 1997. Ms. Lacey, appointed by the Secretary of Agriculture, has represented the California Beef Producers on a national level. She has served on a community college board of trustees for several years and was a local school board trustee for over 20 years. Ms. Lacey is well known in the community and has received numerous awards honoring her service to education, agriculture, libraries and museums, all of which provide a valuable perspective as a director.

Simone F. Lagomarsino, 51, has been President and Chief Executive Officer of the Company and the Bank since September 10, 2011. Ms. Lagomarsino, a financial services professional, has over 30 years of experience in executive positions including President and CEO of Kinecta Federal Credit Union and Hawthorne Savings; CFO at Warner Center Bank, Ventura County National Bank, First Plus Bank, and Imperial Financial Group.

James J. Lynch, 62, joined the Company and Bank in June of 2010. He served as Vice Chairman of Sovereign Bancorp from 2005-2007 and Chairman and Chief Executive Officer of Sovereign’s Mid Atlantic Division from 2002-2007. Lynch also served as President and Chief Executive Officer of Fleet Bank in Pennsylvania and Southern New Jersey from 2001-2002. He has been Chairman and CEO at Summit Bank and Prime Bank in Pennsylvania. Mr. Lynch is a Managing Partner of Patriot Financial Partners group of funds. Mr. Lynch serves as the Board representative of the Funds, the Company’s largest shareholder. His extensive background in banking provides valuable perspective to the Board.

Daniel J. O’Hare, 48, joined the Company and the Bank, as Director in November of 2004. Since 1999, he has served as President and Managing Director of Glenn, Burdette, Phillips & Bryson Tax and Business Advisors. He has worked as a public accountant for over 23 years. His professional background during the last two decades includes significant experience in management and leadership, manufacturing, construction, real estate development, banking, health care, hospitality and agriculture. He also has extensive training and knowledge of GAAP. His extensive financial experience enhances his contribution to the Company as a director.

Michael E. Pfau, 58, was a founding director for Business First National Bank in 2001. With the acquisition of Business First Bank by the Company, he was appointed to the Board in October 2007. Mr. Pfau is the founding partner of the law firm Reicker, Pfau, Pyle & McRoy LLP, in Santa Barbara. He has served as a member and chairman of various non-profit boards. His extensive legal experience enhance his ability to contribute to the Company as a director.

Alexander F. Simas, 61, was appointed to the Hacienda Bank Board in August 1998. After the Company’s acquisition of Hacienda Bank, he was appointed to the Company and Bank Boards of Directors in November of 2003. Mr. Simas practices law and is a senior shareholder in the law firm of Kirk & Simas. He has worked as an attorney for more than 30 years on small and large business transactions. Many of his cases focus on compensation issues which brings specialized knowledge and experience to the Board.

Lawrence P. Ward, 60, joined the Company as Director, President and Chief Executive Officer of the Company in 1993. Prior to joining the Company he led the Bank of Evergreen as President and CEO. He brings to the Board banking industry expertise and management experience. In addition, his experience with various local nonprofit organizations provides him with a valuable understanding of the Central Coast. In September of 2011, Mr. Ward retired as President and Chief Executive Officer of the Company after 18 years of service.

Except as set forth below, none of the Company’s or the Bank’s directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. Mr. Lynch serves on the boards of Cape Bancorp, Inc., and Palmetto Bancshares, Inc., both of which file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.  Mr. O’Hare serves on the board of Strasbaugh, Inc., which filed reports with the Securities and Exchange Commission under the Securities Act of 1934 until the fourth quarter of 2011.

Current Executive Officers

The following summary sets forth the age, position and a brief account of the business experience during the past ten years of those current executive officers of the Company who are not also directors of the Company.

Thomas J. Tolda, 56, joined the Company on November 29, 2010 in a consulting capacity and was hired as Executive Vice President, Chief Financial Officer of the Company and Bank on January 26, 2011 following receipt of regulatory approval. Mr. Tolda oversees all financial operations. Prior to his appointment with the Company, Mr. Tolda served as the EVP/CFO at East West Bank, a $20 billion bank in Southern California from April 2008 to January 2010. Prior to this he was an EVP/CFO for the Consumer Credit Group at Wells Fargo & Co. from April 1999 to March 2008 and was CFO with Citigroup in Brazil, Italy and with Citibank Savings in the U.S. from 1986 to 1998.

Joanne E. Funari, 52, joined the Company and the Bank in 2007 and served a dual role as President, Business First Bank, a division of Heritage Oaks Bank and EVP/Chief Lending Officer of Heritage Oaks Bank. In January 2012, Ms. Funari assumed an expanded role as Market Area President for Santa Barbara and Ventura Counties and will lead our efforts to grow loans and deposits in both these Counties. Ms. Funari previously served as the President and member of the Board of Directors for Business First National Bank.  Ms. Funari previously held the position of Executive Vice President and Chief Credit Officer of Business First National Bank from May 2000 to December 2005.  Prior to joining Business First National Bank, Ms. Funari served as an officer at Santa Barbara Bank & Trust from 1993 to 2000, where she was most recently a Senior VP.  Prior to that, Ms. Funari was CCO, western region of Bank of New York and Chemical Bank.  Ms. Funari has been in banking since 1981. Ms. Funari has more than 30 years of experience in all facets of banking, including lending, marketing, sales administration and management.

William R. Raver, 57, has served as General Counsel of the Company and the Bank since July 2008 and was promoted to Executive Vice President in February of 2009.  Previous to his appointment as General Counsel, Mr. Raver served the Bank in the capacity of Compliance Officer beginning in 2004. Prior to joining the Company, he worked as an attorney for over 23 years.  He oversees Legal, Compliance, Regulatory and Corporate Governance, as well as Risk Management issues. Mr. Raver is also the Bank’s Chief Risk Officer and the Secretary of the Company and Bank.

William Yarbenet, 53, joined the Bank as Executive Vice President / Chief Credit Officer on January 30, 2012. Prior to his appointment with the Bank, Mr. Yarbenet served as Executive Vice President/Chief Credit Officer at PremierWest Bancorp since August 2009. Prior to that, Mr. Yarbenet served as Vice President/Chief Credit Officer at The Goldman Sachs Group, Inc. from 2004 to 2009.

COMPENSATION OF DIRECTORS

The following table summarizes compensation paid to the Company’s non-officer directors for services during 2011, including services as directors of the Bank.  No outside director received perquisites or other personal benefits with a total value exceeding $10,000 during 2011.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
	(1)(1a)	(2)	(3)	(4)	(5)	(6)
Michael J. Morris	$195,000	$0	$0	$0	$0	$0	$195,000
Donald Campbell	$31,600	$0	$0	$0	$0	$0	$31,600
Michael J. Behrman	$27,600	$0	$0	$0	$0	$0	$27,600
Kenneth Dewar	$28,000	$0	$0	$0	$0	$0	$28,000
Mark C. Fugate	$28,800	$0	$0	$0	$0	$0	$28,800
Dee Lacey	$29,200	$0	$0	$0	$0	$0	$29,200
James J. Lynch	$18,600	$0	$0	$0	$0	$0	$18,600
Merle Miller	$15,600	$0	$0	$0	$0	$0	$15,600
Daniel J. O’Hare	$32,796	$0	$0	$0	$0	$0	$32,796
Michael E. Pfau	$26,400	$0	$0	$0	$0	$0	$26,400
Alexander F. Simas	$32,800	$0	$0	$0	$0	$0	$32,800
Lawrence P. Ward	$6,900	$0	$0	$0	$0	$74,700	$81,600
Simone F. Lagomarsino	$0	$0	$0	$0	$0	$0	$0

(1)         The following fees apply to outside directors of the Company. The Chairman of the Board receives an annual retainer of $37,500. In June 2011, the Chairman of the Board’s annual retainer was decreased from $84,000 to $37,500 per year, in total, for all meetings including committee and Board meetings.  All other non-employee directors receive an annual retainer of $1,200. All non-employee members of the Board received $100 for each regularly scheduled meeting. The chairman of each committee receives $300 for each regularly scheduled committee meeting during 2011. All other non-employee directors received $100 for each regularly scheduled committee meeting during the year. The total amount of fees paid to outside directors as retainers and for scheduled Board and committee meetings during 2011 was $93,150. Amounts reflected for Mr. Miller were fee’s paid for January 2011 through May 2011. Mr. Miller retired from the Board on May 25, 2011.

The Company retains the law firm Andre, Morris and Buttery for legal services. Total amount paid during 2011 was $3,720, which is not reflected in the table above.  Chairman Morris is the Chairman of the Board of the law firm of Andre, Morris and Buttery.

(1a) The following fees apply to outside directors of the Bank. Bank director fees are paid by Heritage Oaks Bank. The Chairman of the Board of Directors is paid an annual fee of $112,500. In June 2011, the Chairman of the Board’s annual retainer was decreased from $156,000 to $112,500 per year, in total, for all meetings including committee and Board meetings.  All other non-employee directors receive an annual retainer of $15,000. The chairman of each committee receives $300 for each regularly scheduled committee meeting during 2011. All other non-employee directors received $100 for each regularly scheduled committee meeting during the year. All other non-employee members of the Board received $750 for each regularly scheduled meeting. Amounts reflected for Mr. Miller were fee’s paid for January 2011 through May 2011. Mr. Miller retired from the Board on May 25, 2011. The total amount of fees paid to directors as retainers and for scheduled Board and committee meetings during 2011 was $380,146.

(2)         There were no stock awards granted to directors during the 2011 fiscal year.

(3)         There we no stock option grants to directors during the 2011 fiscal year.

(4)        There was no incentive plan in place for directors in 2011.

(5)        There were no pension plans or nonqualified deferred compensation plans in place for directors during the 2011 fiscal year.

(6)         Subsequent to his retirement from the Bank in September 2011, Mr. Ward entered into a short-term consulting agreement with the Company to assist the Chairman of the Board during the period of executive transition of the Bank and the Company.  The agreement terminated on December 31, 2011 and Mr. Ward received a total of $74,700 for his services under the agreement, of which $19,800 was earned in December 2011, but paid in January 2012.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee certifies that:

(1)         It has reviewed, with the senior risk officer, the compensation plans of senior executive officers and has made all reasonable efforts to ensure that these plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of Heritage Oaks Bancorp (the “Company”) and its subsidiary, Heritage Oaks Bank (the “Bank”);

(2)         It has reviewed, with the senior risk officer, the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Bank;

(3)         It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Bank to enhance the compensation of any employee; and

(4)         It has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.

Based on its review and discussions described above, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement, as well as in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2011, through its incorporation by reference from this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

/s/Alexander F. Simas
Director/Committee Chairman

/s/Michael J. Behrman
Director/Committee Member

/s/Mark C. Fugate
Director/Committee Member

/s/Dee Lacey
Director/Committee Member

/s/Daniel J. O’Hare
Director/Committee Member

/s/Michael E. Pfau
Director/Committee Member

Compensation Discussion and Analysis

Introductory Note

The executive compensation limitations under the Emergency Economic Stabilization Act of 2008 (“EESA”) and American Reinvestment and Recovery Act of 2009 (“ARRA”) that are discussed below apply to the Bank since the March 20, 2009 closing of the Company’s transaction with the United States Treasury Department under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”). EESA and ARRA include additional guidelines for consideration by the Compensation Committee (“the Committee”) which have been incorporated into the Committee’s annual review of executive compensation.

On March 20, 2009, the Company sold a series of its preferred stock and warrants to purchase common stock to the U.S. Department of Treasury under the TARP CPP created under the EESA. As a result of this transaction, the Bank became subject to certain executive compensation requirements under TARP CPP, the EESA, and Treasury Department regulations. Those requirements apply to the Bank’s Named Executive Officers (defined in item 402(a) (3) of Regulation S-K as the Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”) and the three most highly compensated executive officers other than the PEO and PFO) and to the Bank’s Senior Executive Officers, defined in Section 111(a) (1) of EESA as the top five most highly paid executives.  For purposes of this Compensation Discussion and Analysis, both Named Executive Officers and Senior Executive Officers, to the extent those groups differ, are referred to hereafter as “SEOs.”

On February 17, 2009, the President of the United States signed into law the ARRA. The ARRA contains expansive new restrictions on executive compensation for participants in the TARP CPP. The ARRA amends the executive compensation and corporate governance provisions of EESA.  In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) contained numerous provisions pertaining to executive compensation for public companies and financial institutions.  As many rules implementing Dodd-Frank are yet to be written, additional limitations on our compensation practices may be forthcoming. Current requirements include the following:

•                                          A prohibition on providing incentive compensation arrangements that encourage SEOs to take unnecessary and excessive risks.

•                                          The Committee must review SEO incentive compensation arrangements with senior risk officers to ensure that SEOs are not encouraged to take such risks and must meet every six months with senior risk officers to discuss and review the relationship between risk management policies and practices and the SEO incentive compensation arrangements.

•                                          Recovery of any bonus or incentive compensation paid to an SEO where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate.

•                                          Limits on the amounts that can be paid under change in control and similar agreements which provide payments upon separation of service.

•                                         Limits on the Bank’s tax deduction for compensation paid to any SEO in excess of $500,000 annually.

•                                          Limits on the incentive compensation paid to the Bank’s top compensated SEO, including prohibitions on bonus payments.

•                                          Prohibition of any payment to any SEO upon termination of employment, for any reason, for as long as any TARP CPP obligation remains outstanding.

•                                          Recovery of any bonus or other incentive payment, made on the basis of materially inaccurate financial or other performance criteria, paid to the next 20 most highly compensated employees in addition to the SEOs.

•                                          Prohibition on compensation plans that “encourage” earnings manipulation.

•                                          A requirement that the CEO and CFO provide a written certification of compliance with the executive compensation restrictions in ARRA in the Bank’s annual filings with the SEC and certain certifications from the Compensation Committee.

•                                          Implementation of a Bank-wide policy regarding excessive or luxury expenditures.

•                                          The U.S. Department of the Treasury will review bonuses, retention awards, and other compensation paid to the SEOs and the next 20 most highly-compensated employees of each Bank receiving TARP CPP assistance before ARRA was enacted, and may “seek to negotiate” with the TARP CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with the TARP CPP or otherwise in conflict with the public interest.

Actions by Compensation Committee to Comply with EESA and ARRA

The changes to the executive compensation limitations imposed by ARRA are broad. An interim final rule on the executive compensation limits was issued in June 2009, and amended in December 2009. The Committee considered these new limits on executive compensation and modified the Bank’s executive compensation program as needed. The Bank fully complies with the relevant limitations on executive compensation.

The executive compensation discussed in this Compensation Discussion and Analysis (CD&A) covers the 2011 year, and is a look backward at compensation decisions related to the SEOs, in some cases, before the Bank became a participant in the TARP CPP. The Committee urges our shareholders to remember that fact when reviewing this proxy statement, and to understand that compensation decisions made since the Bank became a TARP CPP participant incorporate the EESA and ARRA requirements as well as current market realities, and the performance of the Bank.

Overview

The Bank seeks to utilize compensation programs designed to align the SEOs’ compensation with shareholder value by linking compensation with performance, taking into account competitive compensation levels in similar banks and in the markets where the Bank competes for talent in general. The purpose is to encourage and reward SEOs for achieving and maintaining planned performance levels. The two main forms of compensation that are currently utilized to achieve the Bank’s goals include: (1) annual salary; (2) long-term equity awards. The bank has not offered a comprehensive cash incentive/bonus compensation program since 2007; however one may be developed and offered in the future.  If a comprehensive cash incentive/bonus program is developed, it will comply with all applicable EESA and ARRA requirements.

The Bank’s compensation program is intended to meet three principle objectives: 1) to be an employer of choice, 2) to align pay with performance, and 3) to have flexibility in compensation in order to attract qualified individuals. To meet these objectives the Bank views compensation as one key to being an employer of choice in its markets, with the ability to attract and retain key employees critical to its long-term success. The Bank provides a competitive salary combined with long-term equity awards and other benefits that provide competitive total compensation for outstanding bank and individual performance.  In the future the Bank may also offer a cash incentive/bonus program. Salary ranges and individual compensation decisions take into account local competitive pressure and changing conditions. Furthermore, the targeted compensation level may vary depending on the type and level of position, recognizing the difference in recruiting conditions and the relative importance of various qualifications and position responsibilities.

These objectives help guide the Compensation Committee and management in assessing the proper allocation between base salary, annual bonus (if an incentive program is enacted in the future) and long-term equity awards for particular employees. Other considerations include business objectives and fiduciary and corporate responsibilities.

In its compensation analysis, the Committee reviews survey information as well as proxy information from a group of publicly traded banks that share similar circumstances with the Bank. This peer group is selected based upon asset size, geographic location and performance. A sample list of peer banks includes the following banks: American River Bancshares, Bank of Marin Bancorp, Bridge Capital Holdings, Central Valley Community Bancorp, Community West Bancshares, FNB Bancorp, First

Northern Community Bancorp, Heritage Commerce Corp., North Valley Bancorp, Oak Valley Bancorp, Pacific Premier Bancorp, Pacific Mercantile Bancorp, Bank of Commerce Holdings, Sierra Bancorp and United Security Bancshares. The Committee reviews the scope of responsibilities and experience of senior executive officers and balances them against competitive salary levels approximately every other year. On an annual basis, the Committee reviews the base salary, bonus and other compensation elements of the CEO. The Committee works closely with the CEO throughout the year, which allows the Committee to form its own assessment of the CEO’s performance, and meets quarterly with the CEO to provide feedback on his/her performance. Prior to the recent elimination of the President/COO position, the CEO conducted an evaluation annually of the President/COO.  The CEO also conducts annual evaluations of the other executive officers which include a review of their contributions and performance during the prior year, and the CEO presents this along with recommended salary and compensation adjustments to the Committee.

“Say On Pay” Resolution

At the 2011 Annual Meeting, Company shareholders were presented with a non-binding “say on pay” resolution as required by law.  The resolution presented was “To adopt a non-binding resolution approving the Executive Compensation disclosed in the April 20, 2011 Proxy Statement for the 2011 annual meeting of shareholders to be held on May 25, 2011.” 79.1 percent of the votes cast at the meeting were in favor of approval of the executive compensation disclosed in the proxy statement. The Compensation Committee considered the results of the non-binding vote in setting executive compensation for the latter half of 2011 and 2012.  Based on the strong support for executive compensation reflected in the non-binding vote, no material changes were made to the overall compensation structure for our Named Executive Officers.  The compensation committee intends to continue to monitor the results of such non-binding resolutions in the future.

Compensation Elements

There are six elements that comprise the Bank’s compensation program: (1) Base salaries, (2) Equity awards, (3) Retirement benefits provided under a 401(k) plan, an Employee Stock Ownership Plan, and Salary Continuation Plans (4) Executive perquisites and generally available benefit programs and, in certain positions, (5) Sales commissions, and potentially in the future, (6) Cash incentive payments/bonuses which would only be paid pursuant to a plan that meets ARRA and EESA guidelines. The compensation mix is effective in helping the Bank achieve the objectives of the compensation program. Base salaries help to attract and retain top talent in a competitive marketplace; equity awards provide bank ownership that helps to drive long-term performance, aligns with shareholder goals and promotes talent retention; retirement benefits help employees prepare for retirement, and provide a competitive benefit that helps attract and retain talent; executive perquisites cover expenses related to the job as well as provide income protection for situations like illness, disability, change in control; and sales commissions provide a focus on transactional and relationship sales activities that generate loan and deposit volume/growth. Bonuses, when properly structured, provide incentive for outstanding performance.

Base salaries pay our SEOs for core responsibilities. Pay levels consider the scope of responsibilities, complexity of the job, and impact the job has on the organization. Base salaries are targeted, on average, at the 50th to 75th percentile of selected peer group.

Equity Awards.  On May 26, 2005, the Company adopted the 2005 Equity Based Compensation Plan pursuant to which directors, selected officers and other Bank or Bank subsidiary employees may be granted equity based awards.  Equity awards allowed by this plan include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Share Awards, or any combination thereof. Some awards were made in 2011, primarily for executives newly hired, which are reflected for the SEOs  in the tables herein.

The 2005 Equity Based Compensation Plan provides the structure for equity awards. Typically, equity based awards will be used to address the need to align employees’ performance with shareholder interests, and will vest over a 3 to 5 year period. The Committee may review any type of performance criteria, market comparison, and extraordinary events when making the decision to offer an equity award.

Retirement Benefits under the 401(k) Plan and Generally Available Benefit Programs.  The Bank offers a variety of health and welfare and retirement programs to all eligible employees. The SEOs are generally eligible for the benefit programs on the same basis as all employees.

The health and welfare program benefits are intended to protect employees against catastrophic loss and encourage wellness. The health and welfare programs include medical, pharmacy, dental, vision, life insurance, long and short term disability, and accidental death and disability. All eligible employees may purchase group health benefits at discounted rates.  In 2011, SEOs were eligible for the same group health benefits and discounted rates.

The Bank maintains a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Under the 401(k) Plan, all Bank employees are eligible to receive matching contributions from the Bank that are subject to vesting over time. The Bank’s matching contribution on the 401(k) Plan for year 2011 matched 25% of an employee’s contribution up to the maximum allowable contribution of 15% of the employee’s salary.

Employee Stock Ownership Plan. The Bank sponsors an employee stock ownership plan that covers all employees who have completed 12 consecutive months of service, are over 21 years of age and work a minimum of 1,000 hours per year. The Heritage Oaks Bancorp Employee Stock Ownership Plan (ESOP) became effective January 1, 1997. The ESOP is a way of enabling employees to share in the Bank’s growth while accumulating retirement assets. The amount of the annual contribution to the ESOP is at the discretion of the Board of Directors. This is a non-contributory plan for employees.

The annual ESOP contribution, per individual, is based on compensation for the year as a percentage of the total compensation of all eligible ESOP participants, up to a maximum of $245,000 per person. Participants are 100% vested after 6 years of service. The entire amount of the vested account will be distributed either in lump sum or annual installment payments, at the participant’s discretion, as soon as administratively feasible after the end of the Plan Year of participant’s break in service.

The contributions made to this plan and allocated to participants were approximately $0 in 2011, $7 thousand in 2010, which was necessary to pay participant distributions in 2010, and $0 in 2009.

Salary Continuation Plans. In 2007, recognizing the importance of building and retaining a competent executive management team, the Board of Directors created a standard Salary Continuation Agreement for certain key employees at the level of Senior Vice President and above. In order to define the specific death, disability and post-employment/retirement benefits to be provided, the Bank’s Board of Directors utilized an independent compensation consultant and, based on advice received, it reviewed and adopted an integrated conditional non-qualified deferred compensation plan. The form of the plan provided has been endorsed by the California Bankers Association, the American Bankers Association, as well as numerous other state banking associations. Under the terms of the plan, differing death, disability and post-employment/retirement benefits are provided to each covered employee. Pursuant to the plan, agreements were entered into between the Bank and certain of the key employees. By defining the amounts the covered employee will receive upon the occurrence of certain specified events, over each employee’s term of employment, including formal retirement on or after a specified age, each employee has been given what the Board believes to be a reasonable incentive to remain with the Bank until retirement. While several provisions have been included which will serve to reduce the overall amounts payable, the agreements are expected to provide a maximum annual benefit payment of $100,000 to Ms. Lagomarsino, $96,000 to Mr. Oliveira, $72,000 for Mr. Tolda and $48,000 to Ms. Funari, if those individuals remain employed by the Bank until normal retirement age. Prior to his retirement, Mr. Ward also had a Salary Continuation Agreement.  Payment under the agreement was triggered upon his retirement in September 2011 from the Bank; however, his payments did not begin until March 15, 2012 and will continue at $12,763.83 monthly thereafter for 15 years.

Although the annual benefit amount will typically be paid in equal monthly installments over a fifteen (15) year period, a lesser and defined lump sum payment may be required in the event the employee’s employment with the Bank is terminated without cause. In the event of the executive’s death, the Bank is obligated to pay any remaining amounts due under the agreement to the executive’s spouse or designated beneficiary over the remaining payout period. To cover this liability, and provide against business interruption, the Bank purchased life insurance policies on the lives of the covered employees. The Bank is the sole owner and beneficiary of each policy. In the event of a constructive termination following a change in control, the executive is entitled to the annual normal retirement benefit amount; the payment will commence on the first day of the month following separation of service. If, however, the executive’s employment is terminated for cause, the Bank is released from all payment obligations to the key employee. All payments under these agreements are subject to EESA and ARRA restrictions as well as the FDIC’s regulations under Part 359.

Commission. Commission is a variable pay component for some employees in sales positions, used to focus sales employees on generating sales volume. Commission pay is set by product type and is calculated on objective criteria designed to promote sales of new products which can be changed to create focus on specific products. Internal controls are in place to mitigate the risk of misstatement of sales by employees to achieve commission goals.

Executive Perquisites. The Bank provides limited executive perquisites to certain executives.  Ms. Lagomarsino has the use of a Bank-owned automobile, and the Bank, by an agreement it assumed in its acquisition of Business First National Bank (“Business First”), pays for Ms. Funari’s membership in the Montecito Country Club, which is used for business development purposes. The Bank also pays the premiums on a $100,000 policy of life insurance for Ms. Funari.  Newly hired executives moving to the area are provided a relocation allowance. Bank officers who use personal cell phones and/or PDAs for bank business are provided with a nominal monthly reimbursement to defray call and data charges.

Committee Review of Compensation. On a regularly scheduled basis, the Committee reviews and approves salary ranges and Long-Term Equity Plan levels for the executive compensation program.

Change in Control Agreements.  There is one Change in Control Agreement (“CIC”) in place, with Joanne Funari. This CIC dates from our acquisition of Business First, of which Ms. Funari was President.  In the event the severance payments that are payable under the CIC, together with any other payment which the Executive has the right to receive from the Bank, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue code of 1986, as amended, or such similar set of laws (the “Code”), the payments will be reduced to the largest amount as will result in no portion being subject to excise tax imposed under Section 4999 of the Code. Given the limitations under the TARP CPP, Ms. Funari may not receive any of the benefits provided by this agreement for so long as the Bank is a TARP CPP participant.

Risk Analysis of Executive Compensation

The Committee believes that the Bank’s executive compensation program does not encourage excessive risk or unnecessary risk taking. The Bank’s programs have historically been balanced to focus executives on both short and long-term financial and operational performance.

In addition, to comply with the standards of the CPP as described above, the Committee must review senior executive officer and employee compensation plans on a semi-annual basis with the Bank’s senior risk officer to identify and limit features of any plan that could lead to unnecessary and excessive risk. The Committee must also review employee compensation plans on a semi-annual basis to identify and eliminate features that could encourage the manipulation of reported earnings. For a further discussion of the results of these reviews, see “Compensation Committee Narrative” below.

Compensation Committee Narrative

On February 8, 2011, and August 8, 2011, the Compensation Committee of the Board of Directors reviewed changes to compensation plans of SEOs and compensation plans for all other employees with the Senior Risk Officer of the Bank. The following is the overall risk assessment of compensation plans:

Senior Executive Officers’ Plans.  The SEOs’ plans were reviewed for features that may create incentives for unnecessary risk-taking. Each component of the SEO plan was reviewed.

The Base Salary component is tied to competitive market rates and salaries are targeted at the 50th to 75th percentile of the selected peer group. Controls relating to the CEO’s base salary rates include requiring recommendations and approvals by the Compensation Committee. In addition, the committee reviews the pay level recommendations for the remaining Executives. No features were identified that could promote unnecessary and/or excessive risk taking, and there was no cash incentive/bonus compensation plan in effect.

During 2010, the Bank’s President / COO earned a bonus, paid quarterly under a plan. The plan identified specific goals in response to issues cited in the Bank’s regulatory exams, and provided for payout based on the significant work completed by the President/COO to achieve these goals. This included improving asset quality and implementing internal policies designed to comply with the terms of the Consent Order.

Subsequent to his retirement from the Bank, Mr. Ward entered into a short-term consulting agreement with the Company to provide certain services to the Chairman of the Board during the period of executive transition of the Bank and the Company.  The agreement terminated on December 31, 2011 and Mr. Ward received a total of $74,700 for his services under the agreement, of which $19,800 was earned in December 2011, but paid in January 2012.

Except as specifically set forth in this paragraph, equity was not awarded to SEOs in 2011.  Mr. Tolda received stock options and Ms. Lagomarsino received restricted stock grants when they were hired. The Equity Based Compensation Plan and 2011 awards are not based on performance goals that incent executives to take unnecessary and excessive risks that could threaten the value of the Bank.

Ms. Funari’s Change in Control plan complies with TARP limitations that prohibit payout while the Company is a TARP CPP participant.

The features of the Salary Continuation Agreements include time vesting over long periods and accumulation of value for retention purposes. No features were identified that incent or reward employees to make decisions that result in short-term or temporary increases in earnings, and that ultimately may not result in an increase in the long-term value of the Company or its shareholders.

Employee Compensation Plans.  The Employee compensation plans were reviewed for features that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee. The Base Pay component is tied to external and internal competitive rate structures. Controls that limit unnecessary risks include management approval of individual changes, a budget review process, a job pricing process, and guidelines for employee placement and advancement in the ranges. The Sales Commission component ties commissions to deposit gathering and bank product sales and is transaction based.  Employees do not have the ability to manipulate earnings so as to influence the amount of Sales Commission that they would be entitled to.  Thus, adequate controls are in place to insure that transaction manipulation does not take place. Total compensation paid as Sales Commissions is approximately 1% of the bank’s compensation expense. As referenced earlier in this discussion, there is currently no cash incentive/bonus plan in place at this time.

The Mortgage Pay Structure is production commission based on, and paid out after loans complete the underwriting and approval process and are booked. Employees do not have the ability to manipulate earnings so as to influence the amount of production commission that they would be entitled to. Loans are underwritten and approved by separate staff members who are not on a production commission pay structure.

EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is the summary compensation paid or accrued during 2010 - 2011 to Simone F. Lagomarsino, Lawrence P. Ward, Thomas J. Tolda, Joanne E. Funari and Ronald Oliveira, who are the only Named Executive Officers of the Company or the Bank. As, disclosed in the 8-K filed on September 7, 2011, Simone Lagomarsino joined the Company and Bank in September 2011 as Chief Executive Officer/President of the Company and the Bank. A brief summary of her employment arrangement is included on page 27 of this document.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
	(1)	(2)	(3)	(4)	(5)	(6)	(7)

Simone F. Lagomarsino	2011	$116,667	$0	$200,001	$0	$0	$8,612	$47,539	$372,819
Chief Executive Officer/President of the Company and Bank

Lawrence P. Ward	2011	$303,437	$0	$0	$0	$0	$150,655	$21,577	$475,669
Former Chief Executive Offer/President of the Company and Bank	2010	$274,500	$0	$39,316	$0	$0	$181,647	$22,936	$518,399

Thomas J. Tolda	2011	$250,000	$0	$0	$60,006	$0	$34,591	$63,850	$408,447
Executive Vice President/ Chief Financial Officer	2010	$20,833	$0	$0	$0	$0	$0	$1,050	$21,883

Joanne E. Funari	2011	$203,159	$0	$0	$0	$0	$19,036	$23,630	$245,825
Market Area President for Santa Barbara and Ventura Counties	2010	$160,813	$0	$0	$32,162	$0	$17,796	$24,018	$234,789

Ronald Oliveira	2011	$330,865	$38,700	$0	$0	$0	$81,967	$12,050	$463,582
Former Executive Vice President of the Company/ President of the Bank & Chief Operating Officer	2010	$225,000	$135,000	$0	$56,250	$0	$60,726	$12,144	$489,120

(1)                                    Amounts shown include cash and non-cash compensation earned and received as well as amounts earned but deferred at the election of those officers under the 401(k) Plan.

(2)                                     Except for Mr. Oliveira, no annual cash bonuses were paid in 2011. The bonus paid was earned in 2010.

(3)                                     For the awards of stock, the dollar amount represents the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to awards granted in the 2011 fiscal year.

(4)                                     Amounts shown reflect the fair value of stock options granted for 2011 fiscal year pursuant to FASB ASC Topic 718.

(5)                                     The 2007 incentive plan was not active in 2011 as Bank performance did not meet the minimum requirements of the plan.

(6)                                     Amounts shown include the annual accrual dollar amount applied to the executive’s salary continuation plans.  This rate is determined annually based on the discount rate policy and pursuant to Financial Institutions Letter 16-2004.

(7)                   All Other Compensation Footnotes

Amounts shown for Simone Lagomarsino in the 2011 figures includes $45,000 in relocation allowance, automobile usage valued at $2,489, and a $50 gift card.

Amounts shown for Lawrence P. Ward in the 2011 figures includes $1,463 in term life insurance, $6,874 in disability term insurance premiums, $10,625 automobile allowance and $2,615 in 401(k) Company matched contributions.

Amounts shown for Lawrence P. Ward in the 2010 figures includes $1,462 in term life insurance, $6,874 in disability term insurance premiums, $1,775 company provided automobile, $9,250 of market value award of company car, $144 in ESOP contributions and $3,431 in 401(k) company matched contributions.

Amounts shown for Thomas Tolda in the 2011 figures includes $50,000 in signing allowance, $12,000 automobile allowance, $50 gift card and $1,800 in 401(k) Company matched contributions.

Amounts shown for Thomas Tolda in the 2010 figures include a $1,000 automobile allowance and a $50 gift card.

Amounts shown for Joanne Funari in the 2011 figures includes $111 in term life insurance premiums, $8,871 in club dues, $12,000 automobile allowance, a $50 gift card and $2,598 in 401(k) Company matched contributions.

Amounts shown for Joanne Funari in the 2010 figures includes $9,325 in club dues, $12,000 automobile allowance, $95 in ESOP contributions and $2,598 in 401(k) Company matched contributions.

Amounts shown for Ronald Oliveira in the 2011 figures include a $12,000 automobile allowance and a $50 gift card.

Amounts shown for Ronald Oliveira in the 2010 figures include a $12,000 automobile allowance and $144 in ESOP contributions.

GRANTS OF PLAN BASED AWARDS

The following table sets forth certain information with respect to the stock-based awards granted during the year ended December 31, 2011 to each of our “Named Executive Officers listed in the Summary Compensation Table. Ms. Lagomarsino and Mr. Tolda were the only Named Executive Officers to receive a stock-based award in 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)
Simone F. Lagomarsino	10/1/2011	—	—	—	—	—	—	63,898	—	—	$200,001
Chief Executive Officer/President of the Company and Bank

Thomas J. Tolda	2/1/2011	—	—	—	—	—	—	—	29,958	$3.67	$60,006
Executive Vice President/ Chief Financial Officer

(1)             Stock award dollar amount for Mr. Lagomarsino represents the grant date fair value of $3.13 per share as of October 1, 2011.

(2)             Option award dollar amount for Mr. Tolda represents the grant date fair value of $2.003 per stock option as of February 1, 2011.

Employment Contracts and Terms of Employment and Change in Control Arrangements

There is only one employment contract between the Company or the Bank and their executive officers: Joanne Funari, Market Area President for Santa Barbara and Ventura Counties.

Joanne Funari’s agreement established a base salary in 2007 of $155,000 and allows for an increase annually.  As of December 31, 2011 the base salary is $203,159. The agreement provides for continuation of participation in the Bank’s bonus compensation, 401(k), and executive salary continuation plans. The agreement also provides for an automobile allowance of $1,000 per month.  Ms. Funari’s contract expires on May 29, 2012, but automatically renews for one-year periods unless notice of intent to terminate is given by Ms. Funari or the Bank.

The  agreement provides that in the event of termination without cause or resignation for good reason prior to a change in control or expiration, the Bank shall pay severance pay, on the first day of the seventh month following termination and the next 11 successive months, a payment equal to the executive’s monthly base salary plus one twelfth of the amount of the executive’s bonus paid in the year preceding the termination.   In the event of resignation for good reason or termination without cause within 24 months after a change in control, Ms. Funari would be entitled to severance pay equal to one year’s base salary plus one times the amount of the executive’s bonus, if any, paid from the Bank Performance Based Bonus Plan for the year preceding the change in control. In June 2009, Ms. Funari’s agreement was amended to comply with the requirements imposed on the Company under the EESA and ARRA as a recipient of TARP CCP. Given the limitations under the EESA and ARRA, she may not receive the severance or change in control benefits provided by her agreement for so long as the Company is a TARP CPP participant.

Ms. Lagomarsino joined the Company and Bank as President/Chief Executive Officer of the Company and Chief Executive Officer of the Bank, effective September 10, 2011. The terms of Ms. Lagomarsino’ s employment provide that she will earn an initial annual salary of $400,000, receive a relocation allowance of $45,000, receive a restricted stock grant with a fair value up to $200,000 and a three-year vesting schedule, subject to TARP requirements, be eligible to participate in the Bank’s bank-owned life insurance funded Salary Continuation Plan provided to executive level officers, be eligible to participate in the Bank’s Employee Stock Ownership Plan, be eligible to participate in the Bank’s 401(k) Plan, be provided a Bank owned or leased vehicle, and be eligible to participate in the Bank’s other general employee benefits available to Company and Bank employees.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (As of December 31, 2011)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of unearned Shares, Units or Other Rights That Have Not Vested
	(#) Exercisable	(#) Unexercisable	(#)	($)		(#)	($)	(#)	($)
	(1)				(2)	(3)	(4)
Simone F. Lagomarsino	—	—	—	—	—	63,898	$226,199	—	—
Chief Executive Officer/President of the Company and Bank

Lawrence P. Ward	—	—	—	—	—	26,565	$94,040
Former Chief Executive Officer/President of the Company and Bank

Thomas J. Tolda	0	29,958	0	3.6700	2/1/2021	—	—	—	—
Executive Vice President/ Chief Financial Officer

Joanne E. Funari	24,689	0	0	12.1524	10/20/2015	—	—	—	—
Market Area President for Santa Barbara and Ventura Counties	7,248	14,498	0	3.1000	9/1/2020	—	—	—	—

Ronald Oliveira	12,944	6,473	0	6.3500	8/3/2019	—	—	—	—
Former Executive Vice President of the Company/ President of the Bank & Chief Operating Officer	12,677	25,355	0	3.1000	9/1/2020	—	—	—	—

(1)             Options for Funari were granted under the Company’s 2005 Equity Based Compensation plan and represent fully vested substitute options granted by the Company in accordance with the merger agreement with Business First National Bank.  Options granted to Mr. Oliviera on August 3, 2009, options granted on September 1, 2010 to Mr. Oliviera and Ms. Funari and options granted to Mr. Tolda on February 1, 2011 were granted under the Company’s 2005 Equity Based Compensation plan and become exercisable in accordance with a vesting schedule established at the time of grant of (33.33%) thirty three and a third percent per year for (3) three years.

(2)             Options expire ten years from date of grant.

(3)             On September 1, 2010 Mr. Ward was awarded 26,565 shares and on October 1, 2011, Ms. Lagomarsino was awarded 63,898 shares of restricted stock under the Company’s 2005 Equity Based Compensation Plan. The shares will be subject to forfeiture and will not vest until the later of (3) three years from award date or ratably with each 25% repayment of TARP funds received in the Company’s participation in the United States Treasury Department’s CPP.

(4)       The fair market value of restricted stock was determined by using the Company’s closing price at fiscal year-end of $3.54 per share.

OPTION EXERCISES AND STOCK VESTED

There were no stock option exercises or vesting of restricted stock for any of the named executive officers during 2011.

PENSION BENEFITS

Name	Plan Name (1)	Number of Years of Credited Service (#) (2)	Present Value of Accumulated Benefits ($) (3)	Payments During Last Fiscal Year ($) (4)
Simone F. Lagomarsino Chief Executive Officer/President of the Company and Bank	(1)	See (2)	$8,612	$0
Lawrence P. Ward Former Chief Executive Officer/President of the Company and Bank	(1)	See (2)	$1,496,026	$0
Thomas J. Tolda Executive Vice President/ Chief Financial Officer	(1)	See (2)	$34,591	$0
Joanne E. Funari Market Area President for Santa Barbara and Ventura Counties	(1)	See (2)	$69,144	$0
Ronald Oliveira Former Executive Vice President of the Company/ President of the Bank and Chief Operating Officer	(1)	See (2)	$142,693	$0

(1)           Heritage Oaks Bank Salary Continuation Agreement

(2)                               Number of years of credited service does not apply to the Salary Continuation Agreements.  The benefit begins accruing at the effective date of the agreement and vests 10% per year for up to 10 years.  Vesting percentages for each Executive vary depending on how long each policy has been in effect.  Additional policies were purchased over time to bring Executives up to a certain benefit level.   The following table lists the vesting percentage of each plan.

Salary Continuation Plan

Vesting Schedule

Participant	Vesting Percentage	Benefit
Lagomarsino	0%	$100,000
Ward	100%	$153,166
Tolda	0%	$72,000
Funari	40%	$48,000
Oliveira	20%	$96,000

Salary Continuation Plans

Salary continuation plans are unfunded liabilities of the Company. However, the Company does invest in bank-owned life insurance policies purchased on the lives of certain key employees for the purposes of providing a source of liquidity to fund the various salary continuation plans. The Bank is the sole owner and beneficiary of each policy. In order to define the specific death, disability and post-employment/retirement benefits to be provided, the Bank’s Board of Directors reviewed and adopted an integrated conditional non-qualified deferred compensation plan. The form of the plan has been endorsed by the California Bankers Association, the American Bankers Association, as well as numerous other state banking associations. Under the terms of the plan, differing death, disability and post-employment/retirement benefits are provided to each covered employee. Pursuant to the plan, agreements were entered into between the Bank and each of the key employees. By defining and increasing, over each employee’s term of employment, the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age, each employee has been provided what the Board believes to be a reasonable incentive to remain with the Bank until retirement. While several provisions have been included which will serve to reduce the overall amounts payable, the agreements are expected to provide a maximum annual benefit payment of One Hundred Thousand Dollars ($100,000) to Ms. Lagomarsino, One Hundred Fifty Three Thousand One Hundred and Sixty-six Dollars ($153,166) to Mr. Ward, Seventy-two Thousand dollars ($72,000) to Mr. Tolda, Forty-eight Thousand Dollars ($48,000) to Ms. Funari and Ninety-six Thousand Dollars ($96,000) to Mr. Oliveira. Although the annual benefit amount will typically be paid in equal monthly installments over a fifteen (15) year period beginning at a normal retirement date for each executive, a lesser and defined lump sum payment may be required in the event the employee’s employment with the Bank is terminated without cause.

In the event of the executive’s early voluntary separation from service, the Bank is obligated to pay out 100% of the vested accrual balance upon termination.  The vested accrual balances as of December 31, 2011 are: $0 for Ms. Lagomarsino, $0 for Mr. Tolda, $27,658 for Ms. Funari and $28,539 for Mr. Oliveira.  If however, the executive’s employment is terminated for cause, the Bank is released from all payment obligations to the executive. Mr. Ward retired from the Company and Bank in September, 2011 and will receive payments under the salary continuation agreement beginning in March, 2012.

In the event of a change in control, the Bank is obligated to begin paying out monthly installments either at the time of the change in control and/or at normal retirement age depending on the agreement. In the event of the executive’s disability, the Bank is obligated to pay the annual benefit amount.  The agreements are expected to begin paying out at the executive’s normal retirement date and/or when he/she is no longer entitled to receive disability benefits under his/her principal disability insurance policy. In the event of the executive’s death, the Bank is obligated to begin benefit payments to the beneficiary within one month.  Monthly installments are to be paid out over a 15 year period. If the change in control, disability, or death occurred on December 31, 2011, the annual amounts which would be paid over a 15 year period under each scenario are: One Hundred Thousand Dollars ($100,000) to Ms. Lagomarsino, Seventy-two Thousand dollars ($72,000) to Mr. Tolda, Forty-eight Thousand Dollars ($48,000) to Ms. Funari and Ninety-six Thousand Dollars ($96,000) to Mr. Oliveira.

To comply with Internal Revenue Code 409-A, generally, named executive officers (“NEO’s”) are not eligible for benefits until six (6) months after termination of employment.

Stock Performance Graph

The following graph presents the cumulative total return for the Company’s Common Stock compared with the S&P 500, a broad market index of the 500 largest stocks traded on the New York Stock Exchange, the NASDAQ Composite Index and the SNL Western Bank Index.  The graph assumes the value of an investment in the Company’s Common Stock, the S&P 500, the NASDAQ Composite Index and the SNL Western Bank Index each was $100 on December 31, 2005 and that all dividends were reinvested.  The chart represents the average closing price for the month of December in each of the years presented.

It should be noted that historical performance information is no guarantee of future performance.

	Period Ending
Index	12/31/06	12/31/07	12/31/08	12/31/09	12/31/10	12/31/11
Heritage Oaks Bancorp	100.00	74.67	31.44	31.32	20.61	22.17
NASDAQ Composite	100.00	110.66	66.42	96.54	114.06	113.16
SNL Western Bank	100.00	83.53	81.33	74.68	84.62	76.45

Transactions with Related Persons

Except as set forth in the next paragraph and set forth below under “Indebtedness of Management” there have been no transactions, or series of similar transactions, during 2011, or any currently proposed transaction, or series of similar transactions, to which the Company or the Bank were or is to be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director (or nominee for director) of the Company or  the Bank, executive officer of the Company or the Bank, any shareholder owning of record or beneficially 5% or more of the Company’s Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

The Bank leases its main Santa Maria office from a group of three individuals and the Fugate Family Limited Partnership.  Each of such lessors has a 25% ownership interest in the building.  Mark C. Fugate, who is a director of the Company and the Bank, has approximately a one-third interest in the Fugate Family Limited Partnership. The Bank paid total rent of $222,887 in 2011 for the office building.  The rental rate for 2011 was $18,378 per month which increased to $18,965 in September 2011 due to yearly consumer price index increases.  This lease was acquired through the acquisition of Hacienda Bank in 2003. Management believes the terms of this lease are fair and within market standards.

Indebtedness of Management

The Company, through the Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Company’s directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2011 such loan transactions did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of the Company and the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, the regulations of the Federal Deposit Insurance Corporation and the California Financial Code.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Organization Committee are Directors Simas (Chairman), Behrman, Lacey, Morris, O’Hare and Pfau.  No member of the Compensation and Organization Committee was a current or former officer or employee of the Company or its subsidiaries during the year or is a former officer of the Company.  See “Transactions with Related Persons” above for disclosure concerning a lease transaction with an entity partially owned by Mr. Fugate.

ITEM 2. NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Board of Directors unanimously recommends a vote FOR this proposal.

Background of the Proposal

On March 20, 2009, the Company completed a transaction with the United States Treasury Department under the CPP (“CPP Transaction”).  In the CPP Transaction, the Company sold 21,000 shares of its Series A Cumulative Perpetual Preferred Stock to Treasury, which bears an initial dividend rate of 5% increasing to 9% after five years.  In addition, Treasury received a warrant for the purchase of 611,650 shares of the Company’s Common Stock.  One of the conditions of the CPP Transaction was that the Company complies with certain limits on its compensation of executives.

The original limitations were amended by the ARRA.  Included among the new limitations was a requirement that the Company submit for approval by the shareholders the executive compensation disclosed in the proxy statement for any annual meeting of shareholders.  By this Proposal, the Company provides such opportunity for shareholders to make a non-binding vote on its executive compensation as disclosed in this proxy statement under the discussion titled “Compensation.”

By the terms of the ARRA this vote by shareholders is (1) not binding on the Board of Directors of the Company, (2) is not to be construed as overruling a decision by the Board of Directors, and (3) does not create or imply any additional fiduciary duty by the Board of Directors.

Executive Compensation

The Company believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are strongly aligned with the long-term interests of shareholders. Like most companies in the financial services sector, the recent and ongoing financial downturn had a significant negative impact on the Company’s 2011 results of operations and on the price of the Company’s common stock. Consistent with the objective of aligning the compensation of the Company’s executive officers with the annual and long-term performance of the Company and the interests of the Company’s shareholders, these factors were also reflected in the compensation of the Company’s NEOs for 2011.

One of the main objectives of the Company’s executive compensation program is to align a significant portion of each executive officer’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders. The Company’s executive bonus plan, which plays a key role in fulfilling this objective, is designed specifically to establish a direct correlation between the annual incentives awarded to the participants and the financial performance of the Company. Due to the Company’s performance not meeting the required thresholds, no incentive compensation has been paid under the plan since 2007.

The Board and management believe that the compensation paid to the named executive officers as disclosed in this proxy statement is reasonable and competitive.  The Board uses various methods and analyses in setting the compensation for the named executive officers, including, but not limited to, reliance on compensation surveys of peer financial institutions, the review of publicly available information on the compensation practices of other institutions in our market, and the utilization of compensation consultants for certain executive benefits. For example, the Company’s practices in setting cash bonus incentive compensation to our named executive officers have been based on a bonus plan and formula that uses a return on equity and other measures of strategic goals.

The Board and the Compensation and Organizational Committee have reviewed all compensatory arrangements to ensure they comply with the executive compensation limits applicable to the EESA and ARRA as recipients of TARP CPP.  The Company has implemented the limits in conformance with published guidelines and made any required amendments to our compensation arrangements by applicable deadlines.  The Company believes its executive compensation arrangements are in compliance with the limits under the EESA and ARRA.

The Board strives to pay fair compensation to its NEOs, and all employees, and believes its compensation practices are reasonable.

As required by ARRA and the guidance provided by the SEC, the Board of Directors has authorized a non-binding shareholder vote on the Company’s executive compensation plans, programs and arrangements as reflected in the disclosures regarding named executive officer compensation provided in the compensation discussion and analysis, the various tables, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement in the discussion titled “Compensation.”  We are asking our shareholders to approve the following resolution:

“Resolved, that the Shareholders of Heritage Oaks Bancorp approve the compensation of its named executive officers as disclosed in the proxy statement for the 2012 Annual Meeting of Shareholders.”

Vote Required; Effect

Approval of the Company’s executive compensation would require that a majority of the shares present or represented at the Annual meeting vote in favor of the proposal. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation as disclosed in this proxy statement is approved. Because this shareholder vote is advisory, the effect is that it will not be binding upon the Board of Directors.

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Your Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for 2012.

The firm of Perry-Smith LLP served the Company as independent public accountants for the 2011 fiscal year until November 1, 2011 when the firm merged with Crowe Horwath LLP (“Crowe”).  This change was a result of a transaction whereby Crowe acquired certain assets of Perry-Smith and certain Perry-Smith personnel became associated with Crowe.  Neither Perry-Smith LLP nor Crowe has an interest, financial or otherwise, in the Company.  The services rendered by Perry-Smith LLP and Crowe during the 2011 fiscal year were audit services and consultation in connection with various accounting matters.  The Board of Directors of the Company approved each professional service rendered by Perry-Smith LLP and Crowe during the 2011 fiscal year. Representatives of Crowe are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.

In September, 2010, the Audit Committee decided that it would not retain Vavrinek, Trine & Day LLP (“VTD”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  At the same meeting, the Company’s Audit Committee, following review and consideration of the proposal provided by the accounting firm of Perry-Smith LLP (“P-S”), and selected P-S as the independent auditor for the Company’s 2011 fiscal year.  (As disclosed above, P-S merged with Crowe in 2011.)

On September 28, 2010, the Company notified VTD that it would be dismissed as the Company’s auditors following the Company’s 2010 fiscal year.  Also on September 28, 2010, the Company notified P-S that the Company would be retaining P-S as the Company’s independent auditors for the Company’s 2011 fiscal year.

VTD’s reports on the financial statements for the two fiscal years ended December 31, 2009 and 2008, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In the two fiscal years ended December 31, 2009 and 2008, and from January 1, 2010 to the date of VTD’s dismissal, there were no disagreements between the Company and VTD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to VTD’s satisfaction, would have caused VTD to make reference to the subject matter of the disagreement in connection with its opinion on the Company’s consolidated financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company requested a letter from VTD addressed to the Securities and Exchange Commission, stating whether or not it is in agreement with the above statements.  A copy of such letter, dated September 28, 2010, was provided by VTD and is included as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on September 29, 2010, Commission File No. 000-25020.

As noted above, on September 28, 2010, the Company notified P-S that it would be engaging P-S as the Company’s independent registered public accounting firm. Prior to such date, the Company did not consult with P-S regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered by P-S, or (iii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee of the Company has selected Crowe Horwath LLP to serve as the independent public accountants for the 2012 fiscal year and recommends that the shareholders vote “FOR” approval to ratify the selection of Crowe Horwath LLP as the Company’s independent public accountants for the 2012 fiscal year.

Fees Paid to the Independent Auditors

During the fiscal years ended December 31, 2010 and 2011, fees paid to the Company’s independent public accountants, Vavrinek through 2010 and Crowe formerly Perry-Smith LLP for 2011 consisted of the following:

Audit Fees.  Aggregate audit fees billed to the Company by Vavrinek for the 2010 and 2011 fiscal years for the audit of the consolidated financial statements, internal controls over financial reporting and the review of those financial statements included in quarterly reports on Form 10-Q and annual reports on Form 10-K and services rendered in connection with the Form S-1 Registration Statement and Form S-3 Registration Statement totaled $195,227 and $116,510, respectively. Amounts shown for 2011 consisted of fees incurred in 2010 but were not billed until 2011.

Aggregate audit fees billed to the Company by Crowe for the  2011 fiscal year were for the audit of the consolidated financial statements, internal controls over financial reporting and the review of those financial statements included in quarterly reports on Form 10-Q and the annual report on Form 10-K, and services rendered in connection therewith totaled $117,410, respectively.

Audit-Related Fees.  Audit-related fees billed to the Company by Vavrinek for the 2010 fiscal year  were $26,485 relating to the audit of the Company’s employee benefit plans. Audit-related fees billed to the Company by Crowe for 2011 fiscal year were $17,000 relating to the audit of the Company’s employee benefit plans.

There were no “Other” Fees billed to the Company for 2011.

For the fiscal year 2011, the Audit committee considered the services provided by Crowe compatible with maintaining the principle accountant’s independence. The Charter for the Audit Committee of the Board contains policies and procedures for pre-approval of audit and non-audit services from the Company’s independent public accountant.

Less than half the total hours expended on the Crowe engagement to audit our financial statements for the 2011 fiscal year were attributed to work performed by persons other than Crowe’s full-time permanent employees.

Audit fees consisted of fees for the audit of the Company’s consolidated financial statements, internal controls over financial reporting and review of financial statements included in the Company’s quarterly reports. These include estimated costs to complete the integrated audit for the years ended December 31, 2010 and 2011.

Tax Fees.   The Company engaged Deloitte Tax LLP for the preparation of tax returns, tax compliance, tax advice and tax planning totaling $222,943 and $116,743 for the 2010 and 2011 fiscal years, respectively.

For the fiscal year 2011 the Audit committee considered the services provided by Crowe compatible with maintaining the principle accountant’s independence. The Charter for the Audit Committee of the Board contains policies and procedures for pre-approval of audit and non-audit services from the Company’s independent public accountant.

ITEM 4. AMENDMENT TO 2005 EQUITY COMPENSATION PLAN. TO ADOPT A RESOLUTION AMENDING THE 2005 EQUITY COMPENSATION PLAN TO RE-ALLOCATE THE NUMBER OF SHARES AVAILABLE FOR INCENTIVE STOCK OPTION GRANTS UNDER THE PLAN FROM 390,760 TO 2,013,485.

The Board of Directors unanimously recommends a vote FOR this proposal.

Grants of equity compensation to officers and directors of the Bank and the Company are governed by the 2005 Equity Compensation Plan (the “2005 Plan”).

Description of the 2005 Plan.

The material features of the 2005 Plan are described below. However, this summary is subject to, and qualified in its entirety by, the full text of the 2005 Plan, a copy of which is available upon request from the Company or can be found at Appendix “C” to the Company’s 2005 annual meeting proxy statement, filed with the SEC on May 6, 2005, Commission File Number 000-25020.

The material aspects of the 2005 Plan are as follows:

•      The 2005 Plan authorizes the granting of:

Incentive Stock Options;

Non-Qualified Stock Options;

Stock Appreciation Rights (“SARs”);

Restricted Stock Awards;

Restricted Stock Units; and

Performance Share Cash Only Awards

•      Vesting restrictions on awards may be time based and/or performance based;

•                  participation in the 2005 Plan is limited to officers at the level of Vice President or above and other officers who provide substantial services to the Company as well as the Company’s directors;

•                  the 2005 Plan provides for a maximum of ten percent (10%) of the Company’s issued and outstanding shares of common stock as of March 25, 2005, and adjusted on each anniversary thereafter to be ten percent (10%) of the then issued and outstanding number of shares.  As of March 25, 2012, there were 2,516,857 shares, that may be delivered for Awards subject to adjustment as set forth therein; and

•                  The maximum number of Incentive Stock Options that may be issued under the Plan is currently 390,760, which will be increased to 2,013,485 if this Item 4 is passed by our shareholders.

Administration and Eligibility

The Compensation Committee administers the Plan and is comprised of directors Simas, Behrman, Fugate, Lacey, Morris, O’Hare and Pfau, each of whom is an independent director under the NASDAQ Rules. Except for any amendment requiring stockholder approval under applicable law or the NASDAQ Rules, the Board may amend, suspend or discontinue the 2005 Plan in its discretion. Termination of the 2005 Plan will not affect any Awards then outstanding.

Officers at the level of Vice President or above and other officers who provide substantial services to the Company are eligible to participate as well as our directors. All participants may receive all types of Awards under the Plan, except that Incentive Stock Options (“ISOs”) may only be granted to employees. The Compensation Committee determines which participants will receive awards and the terms of the awards.

As of March 31, 2012, approximately 87 officers would have been eligible for selection to participate in the 2005 Plan, and 11 non-employee directors would have been eligible to participate in the 2005 Plan.

Kinds of Awards

Stock Options.

The Compensation Committee may grant stock options, either ISOs or Nonqualified Stock Options (“NSOs”), to plan participants. ISOs are subject to certain limitations not applicable to NSOs. The exercise price of all stock options may not be less than the fair market value of the Company’s common stock on the date of grant. The aggregate fair market value (determined at the date of grant) of the stock subject to all ISOs held by an optionee that vest in any single calendar year cannot exceed $100,000.

The Compensation Committee may also grant dividend equivalent awards (an amount equal to the amount of cash dividends or other cash consideration paid on a share of common stock) after the effective date of a stock option Award.

Stock Appreciation Rights.

The Compensation Committee may grant stock appreciation rights (“SAR”), either in tandem with stock options or freestanding. Upon exercise, the holder receives a specified amount in cash, the Company’s Common Stock or a combination of the two. Each SAR entitles the holder to receive the excess of the fair market value of a share of our Common Stock on the exercise date over the fair market value of such share on the date the SAR was awarded, subject to any maximum determined by the Compensation Committee. If SARs are granted in tandem with options, they may be exercised only during the time and to the extent that the related options may be exercised, and the number of options held by the optionee is decreased by the number of SARs exercised by the optionee.

No Repricing.

The Compensation Committee may not reduce the exercise price of any option or SAR granted under the 2005 Plan.

Restricted Stock.

The Compensation Committee may grant one or more Restricted Stock Awards to plan participants. The Compensation Committee shall determine the consideration to be paid, if any, and the period over which the restrictions shall lapse. However, the restrictions may not lapse with respect to any Restricted Stock Award over a period of less than six months. Unless otherwise provided in the applicable award agreement, an employee receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though not vested, provided that such rights shall terminate immediately as to any Restricted Stock which ceases to be eligible for vesting.

The Compensation Committee may grant to any plan participant non-voting, deferred rights to receive shares of our Common Stock (“restricted units”) or other deferred awards which may be payable in shares of Common Stock and/or in Cash Only Awards.

Cash Only Awards.

The Compensation Committee may grant Cash Only Awards of performance shares, SARs or restricted units. Performance share Cash Only Awards establish criteria determined by the Compensation Committee which, if achieved, result in the Company’s issuing to the recipient an amount in cash equal to the fair market value of the number of Shares specified in the Award agreement, subject to any maximum determined by the Compensation Committee.

Performance Based Vesting.

Any award may include financial criteria or other performance measures that must be met in order for the award to vest and become exercisable. The financial criteria include those outlined in Section 1.2(cc) of the 2005 Plan. The Compensation Committee may provide for full or partial credit for the satisfaction of criteria before the end of the period of time specified or the attainment of the specified goal, in the event of the employee’s death, retirement or disability or under such circumstances as the Compensation Committee may determine.

Terms of Awards

The Compensation Committee will determine the vesting and, where applicable, the expiration date of Awards, but Awards that provide for the right to acquire stock may not remain outstanding more than 10 years after the grant date, and any ISO Award granted to any eligible employee owning more than 10% of the Company’s stock must be granted at 110% of the Fair Market Value of the stock. Unless the Compensation Committee determines otherwise, Awards do not vest or become exercisable until six months after the date of grant.

Awards may generally be exercised only by the person to whom they were granted, and, unless otherwise permitted by the Company, cannot be sold, pledged, assigned or otherwise transferred, except to the Company, or according to the grantee’s will or the laws of descent and distribution.

Proposed Amendment to the Plan

The number of shares available for any type of grant is prescribed by Section 1.5 of the Plan:

1.5. Shares Available for Awards. Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be Shares of the Company’s authorized but unissued Common Stock. The Shares may be issued (subject to Section 6.4) for any lawful consideration. (a) Number of Shares. The maximum number of Shares of Common Stock that may be delivered pursuant to Awards granted under this Plan shall not exceed ten percent (10%) of the Company’s issued and outstanding Shares of Common Stock on March 25, 2005, adjusted annually on the anniversary thereof as set forth below, subject to the reissue of Awards pursuant to Sections 1.5(d), 6.13(b), and the adjustments contemplated by Section 6.2. For every Share of Restricted Stock issued under this Plan, the maximum number of Shares that may be delivered pursuant to Awards hereunder shall be reduced by 1 Share. Each March 25 during the term of this Plan the maximum number of Shares subject to this Plan shall be adjusted to be ten percent (10%) of the then issued and outstanding Shares of Common Stock. The maximum number of Shares of Common Stock subject to Incentive Stock Options that may be granted pursuant to this Plan is 390,760.

As of March 25, 2012, there were 25,168,571 shares of Company stock issued. Therefore, up to 2,516,857 shares are available for grant under the Plan. However, the number of shares which can be issued as ISOs is fixed at 390,760.  Approximately 303,287 ISOs are outstanding and only approximately 87,473 of the specified limit remain available.

This fixed ‘cap’ is effectively limiting the Company’s flexibility to make equity grants in the form of ISOs, which align employees’ interests with those of the Company and its shareholders.  Although the law allows the total number of shares available for the Plan to ‘float’ with the number of shares issued by the Company, ISO limits are required to be fixed and may not float.  As the total number of shares issued increases, this creates an imbalance between shares available for ISOs vis-à-vis all other types of grants.

Management and the Board believe that it is in the best interests of the Company, in order to facilitate design and execution of an incentive compensation plan that best aligns employees’ interests with those of the Company, for the ISO ‘cap’ to be periodically re-set.  The current cap of 390,760 shares was established 7 years ago when the 2005 Plan was approved and has not been adjusted since. When the cap was established, it represented 100% of the total shares in the Plan.

As of the date of this proxy, 152,763 restricted shares have been issued and 578,071 option shares (qualified and non-qualified) have been issued, leaving 1,786,023 shares available under the Plan, of which only 87,473 are available as ISOs.

Accordingly, the Company is asking its shareholders to approve an amendment to the Section 1.5 of the 2005 Equity Compensation plan that re-allocates the number of ISOs that can be granted under the plan from 390,760 to 2,013,485.

Federal Income Tax Consequences of the Plan

The following is a general discussion of the federal income tax consequences of the various Awards available under the Plan. The discussion is general in nature only, and is not intended as specific income tax advice for which the Company and participants will rely on their respective tax advisors.

Stock Options. Grants of NSOs and ISOs do not create taxable income at the time of the grant, provided they are granted at the then fair market value of the underlying stock. Optionees will realize ordinary income at the time of exercise of a NSO equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Optionees will not realize income at the time of exercise of an ISO. If the shares of stock acquired in the exercise of an ISO are retained for a period of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the stock will be taxed as a long-term capital gain. An optionee who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income as of the date of disposition up to the difference between the exercise price and fair market value of the stock on the date of exercise. A non-employee director who receives a NSO will recognize ordinary income on the option exercise date equal to the difference between the exercise price and the fair market value of the stock on the exercise or vesting date. To the extent ordinary income is recognized by the optionee, the Company may deduct a like amount as compensation.

Stock Appreciation Rights. Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If a plan participant receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the participant at the time the cash is received. If a participant receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price will be taxed as ordinary income to the participant at the time the stock is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of SARs, the Company will be entitled to a deduction equal to the amount of ordinary income the plan participant is required to recognize as a result of the exercise.

Restricted Stock Awards / Cash Only Performance Awards. No income will be recognized at the time of grant of a Restricted Stock Award, stock unit or cash only performance award if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to an award, the then fair market value of the stock or cash received will constitute ordinary income to the plan participant. Subject to applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the participant.

Section 162(m) Limits. Generally, Section 162(m) of the Internal Revenue Code and the regulations thereunder would render non-deductible to the Company certain compensation to certain executive officers that exceeds $1,000,000 in any year, unless the compensation is exempt. Notwithstanding the foregoing discussion, the rules contain an exemption for performance-based compensation plans that includes the requirement, among other things, that the material terms of the plan be approved by stockholders. Although the Company believes that options and SARs granted under the 2005 Plan should be exempt under the proposed rules, and consequently deductible to the Company as discussed above, Restricted Stock, restricted units and performance share Cash Only Awards may not be exempt if the aggregate compensation of the executive officer would exceed such limit. In the event of a further change in the applicable law or rules, the continued deductibility of options and SARs cannot be assured.

Vote Required

Approval of the proposed amendment to the 2005 Plan would require that a majority of the shares present or represented at the Annual meeting vote in favor of the proposal. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the determination as to whether the amendment to the 2005 Plan is approved.

FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO WILLIAM R. RAVER, SECRETARY, HERITAGE OAKS BANCORP, 1222 VINE STREET, PASO ROBLES, CALIFORNIA, 93446 OR ON THE COMPANY’S WEBSITE, WWW.HERITAGEOAKSBANCORP.COM.

SHAREHOLDERS’ PROPOSALS

We anticipate that next year’s annual meeting of shareholders will be held in May 2013. The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of proxy for the 2013 annual meeting of shareholders is January 20, 2013.  All proposals should be submitted by Certified Mail-Return Receipt Requested, to William R. Raver, Secretary, Heritage Oaks Bancorp, 1222 Vine Street, Paso Robles, California, 93446.

OTHER MATTERS

The Board of Directors knows of no other matters that will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the discretion of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

HERITAGE OAKS BANCORP
Paso Robles, California May 20, 2012
	By:	William R. Raver
Secretary

APPENDIX “A”

AUDIT COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

The Audit Committee (“Committee”) of the Board of Directors is composed of six (6) independent directors.  The members are: Director O’Hare (Chairman), Campbell, Dewar, Fugate, Lacey, and Simas. The Committee held ten (10) meetings during 2011.

The Committee oversees the financial reporting process for Heritage Oaks Bancorp (the “Company”) on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Committee read, analyzed, and discussed with management the annual financial statements to be included in the Annual Report and Form 10-K.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1, AU section 380), 1 as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosure and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Pursuant to the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Reports on Form 10-K for the fiscal year ended December 31, 2011.

Signed and adopted by the Audit Committee this 28 day of March 2012.

/s/ Daniel J. O’Hare
Committee Chairman

/s/ Donald Campbell
Director/Committee Member

/s/ Kenneth Dewar
Director/Committee Member

/s/ Mark C. Fugate
Director/Committee Member

/s/ Dee Lacey
Director/Committee Member

/s/ Alexander F. Simas
Director/Committee Member

A-1

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000140707_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Michael J. Morris 02 Donald Campbell 03 Michael J. Behrman 04 Kenneth Dewar 05 Mark C. Fugate 06 Daniel J. OHare 07 Dee Lacey 08 James L. Lynch 09 Michael E. Pfau 10 Alexander F. Simas 11 Lawrence P. Ward 12 Simone Lagomarsino HERITAGE OAKS BANCORP ATTN:ACCOUNTS PAYABLE 1222 VINE STRET PASO ROBLES, CA 93446 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To adopt a non-binding resolution approving the Executive Compensation disclosed in the Proxy Statement for the 2011 Annual Meeting of Shareholders dated May 25, 2011. 3 To ratify the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for 2012. 4 To adopt a resolution amending the 2005 Equity Compensation Plan to re-allocate the number of shares available forIncentive Stock Option grants under the Plan from 390,760 to 2,013,485. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000140707_2 R1.0.0.11699 ANNUAL MEETING OF STOCKHOLDERS OF HERITAGE OAKS BANCORP June 27, 2012 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETINGTO BE HELD ON JUNE 27, 2012 THE PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS, PROXY CARD, AND 2010 ANNUAL REPORT ARE AVAILABLE AT WWW.HERITAGEOAKSBANCORP.COM. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, TI-BR is/are available at www.proxyvote.com . HERITAGE OAKS BANCORP Annual Meeting of Shareholders June 27, 2012 7:00 PM This proxy is solicited by the Board of Directors The undersigned Stockholder(s) of Heritage Oaks Bancorp (the "Company") hereby appoints, constitutes and nominates Donald Campbell, Michael J. Morris and Dee Lacey, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 545 12th Street, Paso Robles, California on Wednesday, June 27, 2012 at 7:00 pm local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows: The Board of Directors unanimously recommends a vote FOR Proposals 1, 2, and 3. PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side